Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-37959) of RCN Corporation of our report dated May 21, 2004 relating to the financial statements of the RCN Savings & Stock Ownership Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, NJ

June 25, 2004